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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, which also appears in GenRad, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the Financial Statement Schedule for the three years ended January 1, 2000 when such schedule is read in conjunction with the financial statements referred to in our report.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 30, 2000









861747.1